CONTRACT FOR SALE


THIS AGREEMENT entered into in triplicate this 16th day of JUNE, 1995 between CITY OF TUCSON, A MUNICIPAL CORPORATION, as Seller and ILX Incorporated, an Arizona corporation as Buyer.

         W I T N E S S E T H:

That Seller, in consideration of the covenants and agreements of Buyer hereinafter contained, agrees to sell and convey unto Buyer, and Buyer agrees to buy, all that certain real property, together with all and singular the rights and appurtenances thereto in anywise belonging, situate in the County of Pima, State of Arizona, described as follows, to-wit:


             FOR LEGAL DESCRIPTION SEE EXHIBIT "1" ATTACHED HERETO
                      AND MADE A PART HEREOF BY REFERENCE


(hereafter "the Property") for the sum of ONE MILLION TWO THOUSAND AND NO/1000 DOLLARS ($1,002,000.00) lawful money of the United States, and Buyer agrees in consideration of the premises to pay said sum in the following manner, to-wit:

         $ 50,100.00                Deposit received by the City of Tucson on or
                                    about May 24, 1995

         $250,500.00                Payable through escrow on or before close of
                                    escrow

         $701,400.00                together with interest from the date of this
                                    contract on the unpaid principal  balance at
                                    the rate of nine and three  quarter  percent
                                    (9.75%) per annum, shall be payable in three
                                    equal   annual    amortized    payments   of
                                    $280,802.82, the first of which installments
                                    shall be due and  payable one year after the
                                    date  of   closing   (1  year).   Succeeding
                                    installments shall be due and payable on the
                                    same day of each  and  every  calendar  year
                                    thereafter for a period of two (2) years, at
                                    which  time the entire  amount of  principal
                                    and interest  shall be due and payable.  The
                                    principal  balance  of  said  note  may   be
                                    prepaid in whole or in part at any time or times without penalty.

ASSIGNMENT OF THIS CONTRACT BY THE BUYER SHALL BE SUBJECT TO THE CITY OF TUCSON'S PRIOR REVIEW AND APPROVAL, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.


POSSESSION:

The Buyer shall be entitled to possession of the Property so long as the Buyer shall not be in default in the performance of any of the agreements herein contained on the part of the Buyer to be kept and performed, provided the Buyer shall not commit or permit waste upon the Property.

TITLE AND ESCROW FEES:

Seller and Buyer, and each of them, their heirs, successors, or assigns, promise to pay promptly all escrow agent's servicing fees and charges, and to indemnify and hold harmless Escrow Agent against all costs, damages, attorney's fees, expenses and liabilities which, in good faith, and without fault on its part, it may incur or sustain in connection with this agreement and in connection with any court action arising out of this agreement. In the event Buyer fails to pay any servicing fees and charges as herein provided, same shall be payable by Seller upon demand. No transfer or assignment of an rights hereunder shall be made by any one having an interest herein unless made in such manner and accomplished by such instruments and paying such fees as shall be required by the escrow company.

For any balance due Seller evidenced by this document, unless otherwise provided, Old Republic Title Agency is hereby employed and appointed to act as Account Servicing Agent to hold the security documents, as specified herein, for servicing, receiving, processing and remitting payments in accordance with its Standard Account Servicing Instructions and Schedule of Account Service Fees. Seller and Buyer will each pay one-half of Account Servicing Agent's fees for its services in receiving, processing and remitting funds, terminating the account and performing services, requested by or on behalf of Seller or Buyer, as Account Servicing Agent has or may hereafter establish for the various services to be performed.

TIME OF ESSENCE:

Time is of the essence of this agreement and of each and every term and condition herein and full performance by the Buyer of all his obligations herein is and shall be a condition precedent to his right to a conveyance hereunder. The City of Tucson shall provide the account servicing agent with a Special Warranty Deed for the conveyance of fee title to the Buyer upon the Buyer's full performance of all its obligations herein and instruct said agent to record the same.

TAXES AND ASSESSMENTS:

Buyer shall pay, before they become delinquent, all taxes and assessments of every kind and nature levied or assessed against the property subsequent to the close of escrow.

If Buyer fails to pay any such taxes, charges, assessments or fails to pay any amount due upon or fails to perform any condition or covenant of this agreement for sale required of Buyer, before the same shall have become delinquent, Seller shall have the right to pay or satisfy the same, and the amount so advanced together with necessary costs and legal fees shall be secured hereby and shall be repaid to Seller by Buyer on demand, together with interest thereon from date advanced by Seller until repaid. Any payment so made by Seller shall be prima facie evidence of the necessity therefor. In the event the Buyer shall fail to make any of the payments herein provided to be made promptly when the same become due and payable or to make repayment on demand of any amount herein agreed to be repaid, or in the event of the failure of the Buyer promptly to comply with any of the terms hereof, the Seller may pursue any of its available legal remedies including, without limitation:

         (1) An action for specific performance to compel the performance of the covenants which the Buyer has failed to perform;

         (2)      Forfeiture of the Buyer's rights under this contract.

Nothing contained herein shall be construed as depriving the Seller of any legal or equitable right or remedy which Seller may have regarding the Property and no court of law or equity shall relieve the Buyer of full obligation to comply strictly and literally with the terms of this agreement. The Buyer agrees to pay all costs and expenses of any action commenced by the Seller to enforce this agreement, including reasonable attorney's fees. In the event judgement is rendered in favor of the Seller, reasonable attorney's fees may be fixed by the Court.

Buyer shall pay before they become delinquent all taxes and assessments on the Property, levied subsequent to the date of this agreement, together with all assessments and other charges of any Water District or Association not delinquent at the date hereof, and all other assessments and utility charges after the date hereof; and Buyer shall keep the buildings erected and to be erected upon the Property in good condition and shall not permit any waste or deterioration thereof.

DEFAULT:

Should default be made in any payment when due, then the whole sum of principal and interest to be paid hereunder shall become immediately due and payable at the option of the Seller.

If Buyer fails to pay any monies due under this agreement when due, or breaches any covenant, condition or stipulation hereof, then Seller may pursue any available remedy at law or in equity.


IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals the day and year first above written.

                                     ILX Incorporated, an Arizona
                                     corporation



                                     By:/s/ Joseph P. Martori
                                        --------------------------------------

                                     As: President
                                        --------------------------------------

                                     By:_______________________________________

                                     As:_______________________________________


STATE OF ARIZONA                    )
                                    )ss
COUNTY OF PIMA                      )

This instrument was acknowledged before me this 10th day of July, 1995, by Joseph P. Martori as President and ____________________ as ____________________
of ILX Incorporated, an Arizona Corporation.

MY COMMISSION EXPIRES:

March 20, 1998                        /s/Stephanie D. Castronova
                                      --------------------------------------
                                      Notary Public







ATTEST:                               CITY OF TUCSON, a municipal
                                      corporation
/s/ Kathleen Detenk
-------------------------------
City Clerk                            By: /s/ George Miller
                                         --------------------------------------
                                           (Seller)                  Mayor

APPROVED AS TO FORM:

/s/ Illegible
_______________________________________
Principal Assistant City Attorney


STATE OF ARIZONA                    )
                                    )ss
COUNTY OF PIMA                      )

This instrument was acknowledged before me this 9th day of June, 1995, by George Miller as Mayor and Kathleen S. Detrick as City Clerk of the city of Tucson, a municipal corporation, as an act of said municipal corporation.

MY COMMISSION EXPIRES:

April 27, 1997                        /s/ Inalia Acuna
                                      --------------------------------------
                                      Notary Public



                                  EXHIBIT "1"


Parcel I:

All that portion of Lots 3, 4, 5, 11 and the south 60 feet of Lot 6, in Block 15 of SPEEDWAY PARK, a subdivision of Pima County, Arizona according to the plat recorded in the Office of the Recorder of said County in Book 4 of Maps and Plats at Page 95;

EXCEPTING THEREFROM the following properties:

         Any portion lying within widened Speedway as established by Resolution recorded in Docket 142 at Page 66 and as shown on the map recorded in Book 4 of Road Maps at Page 80;

         Those portions conveyed in Docket 3098 at Page 1;

         Those portions conveyed in Final Order of Condemnation recorded in Docket 7996 at Page 1651; and

         Those portions dedicated in easement and in fee through Ordinance 7966 recorded in Docket 9457 at Pages 730 to 736.

AND RESERVING AN EASEMENT UNTO TUCSON ELECTRIC POWER COMPANY in, on, over, under and through the north 20 feet of the east 15 feet of said Parcel I.



RP 2066
Remainder Site
Approximately 99,157 s.f.
encumbered by easement over 2,640 s.f.
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